Exhibit 10.2

JOINDER AGREEMENT

July 14, 2021

By executing this joinder, the undersigned hereby agrees, as of the date first set forth above, that the undersigned shall become a party to that certain Registration Rights Agreement, dated May 20, 2021 (as may be amended or restated from time to time, the “Registration Rights Agreement”), by and among Graf Acquisition Corp. IV, Graf Acquisition Partners IV LLC and the other Holders signatory thereto (as defined therein), and shall be bound by the terms and provisions of the Registration Rights Agreement as a Holder and entitled to the rights of a Holder under the Registration Rights Agreement and the shares of common stock of the Company, par value $0.0001 per share, held by it shall be “Registrable Securities” thereunder.

[Signature Page Follows]

/s/ Alexandra Lebenthal
Alexandra Lebenthal

ACKNOWLEDGED AND AGREED:

GRAF ACQUISITION CORP. IV

By:	/s/ James A. Graf
Name: James A. Graf
Title: Chief Executive Officer

[Signature Page to Joinder Agreement]